Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-203054

POWERSHARES DB COMMODITY INDEX TRACKING FUND

SUPPLEMENT DATED MARCH 24, 2016 TO

PROSPECTUS DATED MARCH 27, 2015

This Supplement updates certain information contained in the Prospectus dated March 27, 2015, as supplemented from time-to-time (the “Prospectus”), of PowerShares DB Commodity Index Tracking Fund (the “Fund”). All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement or the related Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Invesco PowerShares Capital Management LLC

Managing Owner

P-DBC-PRO-1-SUP-1 032416

I.	The initial 4 paragraphs under the sub-heading “Principals” on page 74 of the Prospectus are hereby deleted and replaced, in their entirety, by the following:

“The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Age	Position
Daniel Draper	47	Chief Executive Officer, Board of Managers
Peter Hubbard	34	Vice President and Director of Portfolio Management
David Warren	58	Chief Administrative Officer, Board of Managers
Roderick Ellis	48	Principal
Steven Hill	51	Principal Financial and Accounting Officer, Investment Pools
Christopher Joe	46	Chief Compliance Officer
John Zerr	53	Board of Managers

Invesco North American Holdings Inc. is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Managers. The Board of Managers is composed of Messrs. Draper, Warren and Zerr.”

II.	The biography of Andrew Schlossberg set forth on page 75 is hereby deleted, in its entirety.

III.

The biographies of Daniel Draper, Peter Hubbard, David Warren, Roderick Ellis, Steven Hill, Christopher Joe and John Zerr set forth on pages 75 through 76 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“Daniel Draper (47) has been Chief Executive Officer of the Managing Owner since March 24, 2016. In this role, he has general oversight responsibilities for all of the Managing Owner’s business. Mr. Draper has been a Member of the Board of Managers of the Managing Owner since September 2013. In this role he is responsible for the management of the Managing Owner’s exchange traded fund business with direct functional reporting responsibilities for the Managing Owner’s portfolio management, products, marketing and capital markets teams. In such capacity, Mr. Draper also is responsible for managing the operations of the Invesco Funds. Previously, Mr. Draper was the Global Head of Exchange Traded Funds for Credit Suisse Asset Management, or Credit Suisse, based in London from March 2010 until June 2013, followed by a three month non-compete period pursuant to his employment terms with Credit Suisse. Credit Suisse is an asset management business of Credit Suisse Group, a financial services company. From January 2007 to March 2010, he was the Global Head of Exchange Traded Funds for Lyxor Asset Management in London, an investment management business unit of Societe Generale Corporate & Investment Banking. Mr. Draper was previously registered as a Significant Influence Functions (SIF) person with the UK’s Financial Conduct Authority. He withdrew this status on June 30, 2013 when he left Credit Suisse. Mr. Draper received his MBA from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and his BA from the College of William and Mary in Virginia. Mr. Draper is currently registered with FINRA and holds the Series 7, 24 and 63 registrations. Mr. Draper was listed as a principal of the Managing Owner on December 16, 2013.

Peter Hubbard (34) joined the Managing Owner in May 2005 as a portfolio manager and has been Vice President, Director of Portfolio Management since September 2012. In his role, Mr. Hubbard manages a team of 12 portfolio managers. His responsibilities include facilitating all portfolio management processes associated with more than 150 equity and fixed income Invesco Funds listed in the United States, Canada and Europe. He is a graduate of Wheaton College with a B.A. degree in Business & Economics. Mr. Hubbard was listed as a principal and registered as an associated person of the Managing Owner on November 15, 2012 and January 1, 2013, respectively. Mr. Hubbard was registered as a swap associated person of the Managing Owner effective as of September 8, 2015.

David Warren (58) is Chief Administrative Officer, Americas, for Invesco Ltd., a global investment management company affiliated with the Managing Owner. He was appointed to this position in January 2007, and also holds the roles of Director, Executive Vice President and Chief Financial Officer of Invesco Canada Ltd., a Canadian investment management subsidiary of Invesco Ltd., since January 2009. He has been a Member of the Board of Managers and Chief Administrative Officer of the Managing Owner since January 2010, as well. In these capacities, Mr. Warren is responsible for general management support, in addition to executing on various strategic initiatives and overseeing the risk management framework for the business units operating within the Americas division of Invesco Ltd. He obtained a Bachelor’s Degree in Commerce from the University of Toronto and is a member of the Chartered Professional Accountants of Canada. Mr. Warren was listed as a principal of the Managing Owner on November 21, 2012.

Roderick Ellis (48) has been a Chief Accounting Officer for Invesco Ltd. since April 2011. In this role, he is responsible for all aspects of Corporate Accounting including group financial reporting, internal controls and group accounting policies. Mr. Ellis is also responsible for group insurance matters. Previously, Mr. Ellis was Global Director of Financial Planning and Analysis, and Treasurer since May 2007. Mr. Ellis earned a B.A. (with honors) in Economics and Social History from the University of Sheffield, UK, in 1988. He is a member of the Institute of Chartered Accountants in England and Wales. Mr. Ellis was listed as a principal of the Managing Owner on November 30, 2012.

Steven Hill (51) has been Principal Financial and Accounting Officer, Investment Pools for the Managing Owner since December 2012, and was Head of Global ETF Operations from September 2011 to December 2012. As Principal Financial and Accounting Officer, Investment Pools, he has financial and administrative oversight responsibilities for, and serves as Principal Financial Officer of, the Invesco Funds, including the Fund. As Head of Global ETF Operations he had management responsibilities with regard to the general operations of the Managing Owner. From October 2010 to August 2011, he was Senior Managing Director and Chief Financial Officer of Destra Capital Management LLC and its subsidiaries, or Destra, an asset management firm, and was responsible for managing financial and administrative activities as well as financial reporting for Destra and investment funds sponsored by Destra. Previously, he was Senior Managing Director of Claymore Securities, Inc., or Claymore, from December 2003 to October 2010, and was responsible for managing financial and administrative oversight for investment funds sponsored by Claymore. Claymore, now known as Guggenheim Funds Distributors, Inc., is a registered broker-dealer that distributes investment funds. Mr. Hill earned a BS in Accounting from North Central College, Naperville, IL. Mr. Hill was listed as a principal of the Managing Owner on February 12, 2015.

Christopher Joe (46) has been Chief Compliance Officer of the Managing Owner since September 1, 2015. In his role as Chief Compliance Officer he is responsible for all aspects of regulatory compliance for the Managing Owner. He has also acted as U.S. Compliance Director for Invesco, Ltd. since November, 2006. Formerly, he served as Chief Compliance Officer of Invesco Investment Advisers, LLC, a registered investment adviser affiliated with the Managing Owner from June, 2010 to March, 2013. He also served as Deputy Chief Compliance Officer of Invesco Adviser, Inc., a registered investment adviser affiliated with the Managing Owner, from November, 2014 to September, 2015. Mr. Joe has also served as a principal of the Managing Owner since September 25, 2015.

John Zerr (53) has been a Member of the Board of Managers of the Managing Owner since September 2006. Mr. Zerr is also Managing Director and General Counsel – US Retail of Invesco Management Group, Inc., a registered investment adviser affiliated with the Managing Owner, since March 2006, where he is responsible for overseeing the US Retail Legal Department for Invesco Ltd. and its affiliated companies. Mr. Zerr has also been a Senior Vice President and Secretary of IDI since March 2006 and June 2006, respectively. He also served as a Director of that entity until February 2010. Mr. Zerr has served as Senior Vice President of Invesco Advisers, Inc., a registered investment adviser affiliated with the Managing Owner, since December 2009. Mr. Zerr serves as a Director, Vice President and Secretary of Invesco Investment Services, Inc., a registered transfer agency since May 2007. Mr. Zerr has served as Director, Senior Vice President, General Counsel and

Secretary of a number of other Invesco Ltd. wholly-owned subsidiaries which service or serviced portions of Invesco Ltd.’s US Retail business since May 2007 and since June 2010 with respect to certain Van Kampen entities engaged in the asset management business that were acquired by Invesco Ltd. from Morgan Stanley. In each of the foregoing positions Mr. Zerr is responsible for overseeing legal operations. In such capacity, Mr. Zerr also is responsible for overseeing the legal activities of the Invesco Funds. Mr. Zerr earned a BA degree in economics from Ursinus College. He graduated cum laude with a J.D. from Temple University School of Law. Mr. Zerr was listed as a principal of the Managing Owner on December 6, 2012.”

IV.	Risk factor 12 under the section “The Risks You Face” on pages 22-23 of the Prospectus is hereby deleted and replaced, in its entirety, by the following:

(12) Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The following table reflects various measures of volatility* of the Index as calculated on an excess return basis**:

Volatility Type	Volatility
Daily volatility over full history	18.50%
Average rolling 3-month daily volatility	17.47%
Monthly return volatility	18.66%
Average annual volatility	14.72%

The following table reflects the daily volatility on an annual basis of the Index:

Year	Daily Volatility
1997***	8.07%
1998	11.88%
1999	12.78%
2000	14.74%
2001	13.40%
2002	12.37%
2003	13.74%
2004	15.93%
2005	14.71%
2006	16.30%
2007	13.96%
2008	28.39%
2009	22.08%
2010	15.50%
2011	17.04%
2012	12.28%
2013	8.47%
2014	9.36%
2015**	18.62%

*Volatility, for these purposes, means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

**As of December 31, 2015.

***As of September 3, 1997.

Past Index results are not necessarily indicative of future changes, positive or negative, in the Index levels.

V.	Page 32 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“PERFORMANCE OF POWERSHARES DB COMMODITY INDEX TRACKING FUND (TICKER: DBC)

Name of Pool: PowerShares DB Commodity Index Tracking Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2006

Aggregate Gross Capital Subscriptions as of December 31, 20151: $12,648,096,044

Net Asset Value as of December 31, 20152: $1,987,223,012

Net Asset Value per Share as of December 31, 20153: $13.35

Worst Monthly Drawdown4: (14.23)% September 2011

Worst Peak-to-Valley Drawdown5: (69.81)% June 2008 – December 20156

Monthly Rate of Return	2015(%)	2014(%)	2013(%)	2012(%)	2011(%)
January	(5.00)	(2.89)	2.60	3.73	3.66 [7]
February	4.29	5.03	(4.57)	5.43	3.92
March	(6.31)	0.04	0.70	(2.15)	2.96
April	7.03	1.00	(3.70)	(1.08)	4.55
May	(3.12)	(1.36)	(1.52)	(11.20)	(5.19)
June	1.75	1.92	(3.13)	2.14	(3.79)
July	(12.26)	(4.48)	3.19	6.09	3.88
August	(0.19)	(1.15)	2.70	5.20	(0.23)
September	(4.18)	(7.30)	(3.01)	(0.03)	(14.23)
October	0.66	(3.96)	(0.27)	(3.93)	7.37
November	(6.70)	(9.06)	(1.05)	1.77	(0.79)
December	(5.99)	(9.28)	0.55	(1.35)	(2.83)
Compound Rate of Return[8]	(27.45)	(28.15)	(7.61)	3.32	(2.68)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Performance Information

1.   “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool.

2.   “Net Asset Value” is the net asset value of the pool as of December 31, 2015.

3.   “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding as of December 31, 2015.

4.   “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5.   The Worst Peak-to-Valley Drawdown from June 2008 – December 2015 includes the effect of the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share during the most recent five calendar years (and to the extent applicable, for a period beyond the most recent five calendar years if the starting date of the peak value extends beyond this period). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6.   The December 2008 return of (6.71)% includes the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (5.23)%.

7.   Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

8.   “Compound Rate of Return” is based on an initial net asset value per share of $24.25 and is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND INCLUDING FEBRUARY 23, 2015 IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH DB COMMODITY SERVICES LLC, WHICH SERVED AS THE PREDECESSOR MANAGING OWNER. ALL THE PERFORMANCE INFORMATION ON AND AFTER FEBRUARY 23, 2015 REFLECTS THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER.”

VI.

The second paragraph (and first bullet point) under the sub-heading “Cautionary Statement–Statistical Information” on page 38 of the Prospectus is hereby deleted and replaced, in its entirety, by the following:

•

Changes in Closing Levels of the Index during any particular period or market cycle may be volatile. For example, the “worst peak-to-valley drawdown” of the Index, representing the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, is 68.15% and occurred during the period June 2008 through December 2015. The worst monthly drawdown of the Index during such period was 24.01%, and occurred in October 2008. See “The Risks You Face—(12) Price Volatility May Possibly Cause the Total Loss of Your Investment.”

VII.	Pages 40 through 57 of the Prospectus are hereby deleted and replaced, in their entirety, with the following

“CLOSING LEVELS TABLE*

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™

	CLOSING LEVEL		INDEX CHANGES
	High[1]	Low[2]	Annual[3]	Since Inception[4]
1997[5]	103.3[5]	92.60	-7.40%	-7.40%
1998	93.07	63.74	-30.22%	-35.38%
1999	88.04	60.62	34.94%	-12.80%
2000	123.09	85.21	24.43%	8.50%
2001	114.11	88.26	-16.62%	-9.54%
2002	115.96	88.19	25.81%	13.81%
2003	145.82	112.87	27.03%	44.58%
2004	217.09	144.58	36.68%	97.60%
2005	279.17	194.39	39.69%	176.03%
2006	343.18	273.89	9.73%	202.88%
2007	380.11	276.40	24.79%	277.95%
2008	538.39	228.67	-32.86%	153.77%
2009	326.84	222.81	27.68%	224.02%
2010	362.20	278.59	11.78%	262.20%
2011	419.60	333.87	-2.44%	253.36%
2012	392.32	320.13	4.08%	267.76%
2013	379.82	335.39	-6.60%	243.48%
2014	361.57	252.62	-26.45%	152.62%
2015[6]	88.62	71.79	-15.86%	112.55%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

*Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

Please refer to notes and legends that follow on page 54.

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™

	CLOSING LEVEL		INDEX CHANGES
	High[1]	Low[2]	Annual[3]	Since Inception[4]
1997[5]	103.91	94.17	-5.83%	-5.83%
1998	95.03	67.96	-26.74%	-31.01%
1999	98.49	65.09	41.46%	-2.41%
2000	144.25	95.46	32.04%	28.86%
2001	136.34	108.28	-13.67%	11.24%
2002	144.95	108.59	27.90%	42.27%
2003	184.10	141.63	28.34%	82.58%
2004	276.91	182.59	38.58%	153.03%
2005	365.39	248.99	44.21%	264.89%
2006	461.10	364.06	15.10%	320.00%
2007	550.99	384.35	30.49%	448.05%
2008	788.19	336.20	-31.92%	273.11%
2009	481.22	327.67	27.87%	377.08%
2010	534.01	410.40	11.93%	434.01%
2011	618.86	492.48	-2.39%	421.23%
2012	579.04	472.39	4.16%	442.93%
2013	560.77	495.30	-6.55%	407.37%
2014	534.18	373.26	-26.43%	273.26%
2015[6]	209.83	170.06	-15.82%	214.21%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

*Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

Please refer to notes and legends that follow on page 54.

INDEX COMMODITY WEIGHTS TABLE*

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™

	CL7		HO7		XB7		NG7		CO7		GC7		SI7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	12.5%	12.2%	12.5%	12.2%	13.0%	12.5%	5.8%	5.5%	12.7%	11.7%	7.8%	8.0%	2.2%	2.6%
1998	12.1%	11.7%	12.4%	12.1%	12.7%	11.6%	5.3%	5.3%	11.5%	10.9%	8.3%	8.9%	2.6%	2.2%
1999	13.3%	11.9%	12.9%	11.4%	13.5%	11.5%	5.0%	5.3%	13.2%	11.5%	7.5%	9.2%	2.0%	2.5%
2000	15.1%	12.9%	15.6%	12.5%	16.1%	13.0%	7.9%	5.0%	14.7%	12.8%	5.0%	7.6%	1.3%	2.0%
2001	12.5%	11.8%	12.3%	11.5%	12.3%	11.7%	6.7%	5.4%	12.3%	11.2%	7.7%	8.4%	1.9%	2.1%
2002	12.5%	12.3%	13.1%	11.8%	12.8%	12.2%	6.0%	4.2%	14.2%	12.0%	7.9%	8.6%	1.9%	2.2%
2003	12.8%	12.2%	12.7%	12.3%	12.5%	12.5%	5.7%	7.1%	12.5%	13.3%	7.9%	7.7%	2.1%	1.9%
2004	16.5%	12.6%	15.9%	12.4%	14.5%	12.4%	6.0%	5.7%	16.0%	12.4%	5.4%	8.0%	1.8%	2.2%
2005	12.6%	11.8%	14.6%	12.0%	16.1%	12.1%	6.7%	5.0%	13.4%	11.4%	6.2%	8.3%	1.4%	1.8%
2006	11.1%	11.4%	10.9%	11.1%	12.0%	11.5%	3.0%	3.9%	11.0%	11.4%	9.1%	8.7%	2.9%	2.3%
2007	12.4%	11.3%	12.5%	11.7%	12.6%	11.6%	5.0%	5.2%	12.3%	11.3%	7.6%	9.0%	1.8%	2.2%
2008	13.7%	11.3%	14.9%	11.4%	13.1%	11.3%	6.2%	5.5%	13.8%	11.5%	5.9%	10.0%	1.6%	2.3%
2009	12.1%	9.8%	11.9%	8.9%	12.1%	10.5%	5.1%	4.1%	12.2%	9.8%	8.4%	13.3%	2.1%	3.6%
2010	12.4%	11.6%	12.5%	12.1%	12.4%	12.1%	5.5%	4.8%	12.7%	12.0%	7.8%	9.9%	2.2%	2.3%
2011	13.0%	10.7%	13.9%	13.6%	13.9%	13.9%	4.9%	4.8%	13.9%	13.6%	7.3%	9.5%	2.9%	2.2%
2012	12.0%	12.0%	12.3%	12.2%	13.0%	12.1%	3.8%	4.4%	12.7%	12.0%	7.5%	8.1%	1.9%	1.8%
2013	13.3%	14.2%	12.7%	13.1%	13.2%	13.9%	4.9%	5.5%	13.2%	13.4%	7.4%	6.1%	1.9%	1.3%
2014	13.3%	10.0%	12.5%	10.9%	13.0%	10.9%	6.3%	4.9%	12.9%	10.9%	7.7%	9.6%	1.8%	2.3%
2015[6]	9.8%	11.0%	11.9%	10.9%	12.1%	11.6%	5.0%	5.6%	11.4%	11.0%	9.8%	8.9%	2.6%	2.2%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

*Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

Please refer to notes and legends that follow on page 54.

INDEX COMMODITY WEIGHTS TABLE*

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™

	AL7		LX7		LP7		C7		W7		S7		SB7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	3.9%	4.3%	3.6%	4.2%	3.7%	3.9%	5.8%	5.9%	5.4%	5.4%	5.7%	5.8%	5.4%	5.9%
1998	4.2%	4.4%	4.2%	4.7%	3.9%	4.1%	5.9%	6.2%	5.6%	5.7%	5.8%	6.0%	5.5%	6.1%
1999	4.2%	4.4%	4.2%	5.1%	4.2%	4.1%	5.2%	6.3%	4.9%	5.5%	5.2%	5.7%	4.9%	5.5%
2000	2.8%	4.5%	2.8%	4.4%	3.0%	4.3%	3.3%	5.4%	3.3%	5.2%	3.6%	5.5%	5.5%	5.0%
2001	4.5%	4.7%	3.8%	4.7%	4.1%	4.7%	5.3%	6.0%	5.5%	5.9%	5.0%	6.0%	6.1%	5.9%
2002	3.8%	4.7%	3.9%	4.6%	3.8%	4.9%	5.1%	5.7%	4.8%	5.8%	5.2%	5.8%	5.0%	5.2%
2003	4.1%	3.8%	4.2%	3.9%	4.2%	3.9%	5.3%	5.1%	5.4%	4.6%	5.5%	5.7%	5.2%	6.0%
2004	3.1%	4.2%	3.0%	4.3%	3.7%	4.4%	3.0%	5.4%	3.1%	5.4%	3.2%	5.8%	4.8%	4.9%
2005	3.3%	4.5%	3.9%	4.9%	4.7%	4.6%	3.5%	5.7%	4.0%	5.6%	4.3%	6.0%	5.3%	6.4%
2006	5.1%	4.7%	7.4%	5.2%	7.0%	4.9%	4.7%	5.6%	4.8%	5.7%	4.3%	5.3%	6.8%	8.4%
2007	3.7%	4.7%	3.6%	3.9%	3.9%	3.6%	5.9%	6.8%	6.3%	6.4%	6.3%	6.8%	6.0%	5.6%
2008	3.4%	3.9%	1.9%	5.0%	3.4%	4.1%	6.9%	5.5%	4.8%	6.2%	6.4%	5.8%	4.0%	6.4%
2009	4.3%	3.5%	4.4%	5.3%	4.4%	4.4%	5.5%	6.2%	5.8%	6.7%	5.8%	6.2%	5.7%	7.6%
2010	4.1%	4.8%	3.9%	4.0%	4.4%	4.9%	5.5%	5.6%	5.5%	5.2%	5.8%	5.9%	5.4%	4.9%
2011	3.9%	3.8%	3.1%	3.2%	3.8%	3.5%	5.6%	6.2%	4.6%	4.1%	5.3%	5.6%	3.9%	5.4%
2012	3.9%	4.2%	4.1%	4.4%	4.3%	4.6%	6.8%	5.9%	5.9%	5.9%	7.6%	7.4%	4.3%	5.3%
2013	4.3%	4.0%	4.4%	4.2%	4.3%	4.0%	5.0%	4.9%	4.7%	4.4%	5.4%	5.7%	5.4%	5.3%
2014	3.9%	4.5%	4.3%	4.7%	3.7%	4.6%	5.1%	6.7%	4.6%	7.3%	5.6%	6.6%	5.2%	6.2%
2015[6]	4.5%	4.7%	4.9%	4.3%	4.7%	4.4%	6.1%	6.2%	6.2%	6.0%	6.0%	6.5%	5.2%	6.7%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

*Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

Please refer to notes and legends that follow on page 54.

INDEX COMMODITY WEIGHTS TABLE*

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™

	CL7		HO7		XB7		NG7		CO7		GC7		SI7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	12.5%	12.2%	12.5%	12.2%	13.0%	12.5%	5.8%	5.5%	12.7%	11.7%	7.8%	8.0%	2.2%	2.6%
1998	12.1%	11.7%	12.4%	12.1%	12.7%	11.6%	5.3%	5.3%	11.5%	10.9%	8.3%	8.9%	2.6%	2.2%
1999	13.1%	11.9%	12.8%	11.4%	13.3%	11.5%	5.0%	5.3%	13.3%	11.5%	7.6%	9.2%	2.0%	2.5%
2000	15.1%	12.9%	15.6%	12.5%	16.1%	13.0%	7.9%	5.0%	14.7%	12.8%	5.0%	7.6%	1.3%	2.0%
2001	13.4%	11.8%	12.5%	11.5%	12.8%	11.7%	6.0%	5.4%	12.2%	11.2%	8.4%	8.4%	1.9%	2.1%
2002	12.5%	12.3%	13.1%	11.8%	12.8%	12.2%	6.0%	4.2%	14.2%	12.0%	7.9%	8.6%	1.9%	2.2%
2003	12.8%	12.2%	12.7%	12.3%	12.5%	12.5%	5.7%	7.1%	12.5%	13.3%	7.9%	7.7%	2.1%	1.9%
2004	16.5%	12.6%	15.9%	12.4%	14.5%	12.4%	6.0%	5.7%	16.0%	12.4%	5.4%	8.0%	1.8%	2.2%
2005	12.6%	11.8%	14.6%	12.0%	16.1%	12.1%	6.7%	5.0%	13.4%	11.4%	6.2%	8.3%	1.4%	1.8%
2006	11.1%	11.4%	10.9%	11.1%	12.0%	11.5%	3.0%	3.9%	11.0%	11.4%	9.1%	8.7%	2.9%	2.3%
2007	12.4%	11.3%	12.5%	11.7%	12.6%	11.6%	5.0%	5.2%	12.3%	11.3%	7.6%	9.0%	1.8%	2.2%
2008	13.7%	11.3%	14.9%	11.4%	13.1%	11.3%	6.2%	5.5%	13.8%	11.5%	5.9%	10.0%	1.6%	2.3%
2009	12.1%	9.8%	11.9%	8.9%	12.1%	10.5%	5.1%	4.1%	12.2%	9.8%	8.4%	13.3%	2.1%	3.6%
2010	12.4%	11.6%	12.5%	12.1%	12.4%	12.1%	5.5%	4.8%	12.7%	12.0%	7.8%	9.9%	2.2%	2.3%
2011	13.0%	10.7%	13.9%	13.6%	13.9%	13.9%	4.9%	4.8%	13.9%	13.6%	7.3%	9.5%	2.9%	2.2%
2012	12.0%	12.0%	12.3%	12.2%	13.0%	12.1%	3.8%	4.4%	12.7%	12.0%	7.5%	8.1%	1.9%	1.8%
2013	13.3%	14.2%	12.7%	13.1%	13.2%	13.9%	4.9%	5.5%	13.2%	13.4%	7.4%	6.1%	1.9%	1.3%
2014	13.3%	10.0%	12.5%	10.9%	13.0%	10.9%	6.3%	4.9%	12.9%	10.9%	7.7%	9.6%	1.8%	2.3%
2015[6]	9.8%	11.0%	11.9%	10.9%	12.1%	11.6%	5.0%	5.6%	11.4%	11.0%	9.8%	8.9%	2.6%	2.2%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

*Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

Please refer to notes and legends that follow on page 54.

INDEX COMMODITY WEIGHTS TABLE*

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™

	AL7		LX7		LP7		C7		W7		S7		SB7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	3.9%	4.3%	3.6%	4.2%	3.7%	3.9%	5.8%	5.9%	5.4%	5.4%	5.7%	5.8%	5.4%	5.9%
1998	4.2%	4.4%	4.2%	4.7%	3.9%	4.1%	5.9%	6.2%	5.6%	5.7%	5.8%	6.0%	5.5%	6.1%
1999	4.3%	4.4%	4.2%	5.1%	4.2%	4.1%	5.2%	6.3%	4.9%	5.5%	5.1%	5.7%	5.0%	5.5%
2000	2.8%	4.5%	2.8%	4.4%	3.0%	4.3%	3.3%	5.4%	3.3%	5.2%	3.6%	5.5%	5.5%	5.0%
2001	4.3%	4.7%	3.6%	4.7%	4.0%	4.7%	4.8%	6.0%	5.2%	5.9%	4.8%	6.0%	6.1%	5.9%
2002	3.8%	4.7%	3.9%	4.6%	3.8%	4.9%	5.1%	5.7%	4.8%	5.8%	5.2%	5.8%	5.0%	5.2%
2003	4.1%	3.8%	4.2%	3.9%	4.2%	3.9%	5.3%	5.1%	5.4%	4.6%	5.5%	5.7%	5.2%	6.0%
2004	3.1%	4.2%	3.0%	4.3%	3.7%	4.4%	3.0%	5.4%	3.1%	5.4%	3.2%	5.8%	4.8%	4.9%
2005	3.3%	4.5%	3.9%	4.9%	4.7%	4.6%	3.5%	5.7%	4.0%	5.6%	4.3%	6.0%	5.3%	6.4%
2006	5.1%	4.7%	7.4%	5.2%	7.0%	4.9%	4.7%	5.6%	4.8%	5.7%	4.3%	5.3%	6.8%	8.4%
2007	3.7%	4.7%	3.6%	3.9%	3.9%	3.6%	5.9%	6.8%	6.3%	6.4%	6.3%	6.8%	6.0%	5.6%
2008	3.4%	3.9%	1.9%	5.0%	3.4%	4.1%	6.9%	5.5%	4.8%	6.2%	6.4%	5.8%	4.0%	6.4%
2009	4.3%	3.5%	4.4%	5.3%	4.4%	4.4%	5.5%	6.2%	5.8%	6.7%	5.8%	6.2%	5.7%	7.6%
2010	4.1%	4.8%	3.9%	4.0%	4.4%	4.9%	5.5%	5.6%	5.5%	5.2%	5.8%	5.9%	5.4%	4.9%
2011	3.9%	3.8%	3.1%	3.2%	3.8%	3.5%	5.6%	6.2%	4.6%	4.1%	5.3%	5.6%	3.9%	5.4%
2012	3.9%	4.2%	4.1%	4.4%	4.3%	4.6%	6.8%	5.9%	5.9%	5.9%	7.6%	7.4%	4.3%	5.3%
2013	4.3%	4.0%	4.4%	4.2%	4.3%	4.0%	5.0%	4.9%	4.7%	4.4%	5.4%	5.7%	5.4%	5.3%
2014	3.9%	4.5%	4.3%	4.7%	3.7%	4.6%	5.1%	6.7%	4.6%	7.3%	5.6%	6.6%	5.2%	6.2%
2015[6]	4.5%	4.7%	4.9%	4.3%	4.7%	4.4%	6.1%	6.2%	6.2%	6.0%	6.1%	6.5%	5.2%	6.7%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

*Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

Please refer to notes and legends that follow on page 54.

All Statistics from July 31, 1998* to December 31, 2015.

VARIOUS STATISTICAL MEASURES	DBIQ Diversified ER™[8,9]	DBIQ Diversified TR™[8,9]	DBLCI-OY Diversified ER10	DBLCI-OY Diversified TR10	DBLCI-OY ER11	DBLCI-OY TR11	GSCI-TR12	RICI-TR13	BCOM-TR14
Annualized Changes to Index Level[15]	5.2%	7.3%	4.1%	6.2%	2.2%	4.2%	-0.3%	4.2%	1.2%
Average rolling 3-month daily volatility[16]	17.7%	17.7%	18.5%	18.5%	21.1%	21.1%	22.1%	17.7%	15.7%
Sharpe Ratio[17]	0.29	0.31	0.22	0.24	0.10	0.12	-0.09	0.14	-0.03
% of months with positive change[18]	53%	56%	53%	55%	54%	55%	54%	57%	55%
Average monthly positive change[19]	4.5%	4.5%	4.5%	4.6%	5.0%	5.1%	5.0%	4.2%	3.7%
Average monthly negative change[20]	-4.0%	-4.1%	-4.1%	-4.2%	-5.0%	-5.0%	-5.6%	-4.4%	-4.0%

ANNUALIZED INDEX LEVELS[21]	DBIQ Diversified ER™[8,9]	DBIQ Diversified TR™[8,9]	DBLCI-OY Diversified ER10	DBLCI-OY Diversified TR10	DBLCI-OY ER11	DBLCI-OY TR11	GSCI-TR12	RICI-TR13	BCOM-TR14
1 year	-26.7%	-26.7%	-29.7%	-29.6%	-31.1%	-31.0%	-32.9%	-26.1%	-24.7%
3 year	-20.5%	-20.4%	-22.1%	-22.0%	-22.9%	-22.9%	-23.7%	-18.1%	-17.3%
5 year	-12.6%	-12.5%	-13.8%	-13.8%	-14.5%	-14.5%	-15.2%	-12.2%	-13.5%
7 year	-4.4%	-4.3%	-6.6%	-6.6%	-7.8%	-7.8%	-8.3%	-3.4%	-5.5%
10 year	-3.9%	-2.8%	-5.1%	-4.0%	-7.2%	-6.2%	-10.6%	-4.7%	-6.4%
15 year	3.6%	5.2%	2.4%	3.9%	-1.1%	0.4%	-4.2%	1.7%	-1.0%

* July 31, 1998 represents the first date on which statistical data was available for each of DBIQ Diversified ER, DBIQ Diversified TR, GSCI-TR, RICI-TR and DJUBS-TR.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX., BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 (RENAMED OCTOBER 2010), CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

Please refer to notes and legends that follow on page 54.

COMPARISON OF THE VARIOUS COMMODITIES INDICES*

(July 31, 1998** – December 31, 2015)

** July 31, 1998 represents the first date on which statistical data was available for each of DBIQ Diversified TR, DBIQ Diversified ER, DBIQ-OY TR, DBIQ TR, GSCI TR, RICI-TR, DJUBS-TR and DBIQ-OY ER.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ Diversified TR, DBIQ Diversified ER, DBIQ–OY TR, DBIQ TR, GSCI–TR, RICI–TR, DJUBS–TR and DBIQ–OY ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX., BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 (RENAMED OCTOBER 2010), CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

*Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

Please refer to notes and legends that follow on page 54.

COMPARISON OF ANNUAL RETURNS OF THE VARIOUS COMMODITIES INDICES*

(July 31, 1998** – December 31, 2015)

** July 31, 1998 represents the first date on which statistical data was available for each of DBIQ Diversified TR, DBIQ Diversified ER, DBIQ-OY TR, DBIQ TR, RICI-TR, DJUBS-TR and DBIQ-OY ER.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ Diversified TR, DBIQ Diversified ER, DBIQ–OY TR, DBIQ TR, GSCI–TR, RICI–TR, DJUBS–TR and DBIQ–OY ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX., BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 (RENAMED OCTOBER 2010), CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE

IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

*Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™. From October 19, 2009 to December 31, 2010, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index. Effective January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to the Renamed Index are identical to the Interim Index.

Please refer to notes and legends that follow on page 54.

NOTES AND LEGENDS:

1.   “High” reflects the highest closing level of the Index during the applicable year.

2.   “Low” reflects the lowest closing level of the Index during the applicable year.

3.   “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.   “Index Changes Since Inception” reflect the change of the Index closing levels since inception on a compounded annual basis as of December 31 of each applicable year.

5.   Closing levels as of inception on September 3, 1997.

6.   Closing levels as of December 31, 2015.

7.   The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ and DBIQ Optimum Yield Diversified Commodity Index Total Return™ reflect the change in market value of the following underlying index commodities: (1) CL (Light Sweet Crude Oil (WTI)), (2) HO (Heating Oil), (3) XB (RBOB Gasoline), (4) NG (Natural Gas), (5) CO (Brent Crude), (6) GC (Gold), (7) SI (Silver), (8) AL (Aluminum), (9) LX (Zinc), (10) LP (Copper Grade A), (11) C (Corn), (12) W (Wheat), (13) S (Soybeans) and (14) SB (Sugar), on an optimum yield basis.

8.   “DBIQ Diversified ER™” is the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ and “DBIQ Diversified TR™” is the DBIQ Optimum Yield Diversified Commodity Index Total Return™. The DBIQ Diversified ER™ is calculated on an excess return basis, which is unfunded and reflects the change in market value of the underlying index commodities. The DBIQ Diversified TR™ is calculated on a total return basis, which is funded and reflects the change in market value of the underlying index commodities and interest income from a hypothetical basket of fixed income securities. DBIQ Diversified ER™ and DBIQ Diversified TR™ are calculated to reflect rolling on an optimum yield basis. Optimum yield enables each of DBIQ Diversified ER™ and DBIQ Diversified TR™ to rollover to the futures contract which generates the highest ‘roll yield,’ rather than select a new future based on a fixed schedule (e.g. monthly). The result will tend to maximize the benefits of rolling in backwardated markets and minimize the loss from rolling in contangoed markets.

9.   If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the DBIQ Diversified ER™ and underperform the DBIQ Diversified TR™. The only difference between the DBIQ Diversified ER™ and the DBIQ Diversified TR™ is that the DBIQ Diversified ER™ does not include interest income from a hypothetical basket of fixed income securities while the DBIQ Diversified TR™ does include such a component. The difference between the DBIQ Diversified ER™ and the DBIQ Diversified TR™ is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If the Fund’s interest income from its holdings of fixed-income securities exceeds the Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to track closely the DBIQ Diversified ER™. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, the Fund’s total return is expected to outperform the DBIQ Diversified ER™ by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the DBIQ Diversified TR™. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the total return on an investment in the Fund is expected to underperform the DBIQ Diversified ER™.

10.   “DBLCI-OY Diversified ER” is the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Interim Index, was tracked by the Fund from October 19, 2009, to December 31, 2010. As of January 1, 2011, the Fund commenced tracking DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Renamed Index. The Fund’s Renamed Index is identical to the Interim Index except with respect to the name of Index. The inception date of January 2007 remains identical. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, inception date, rolling, etc.) with respect to each Interim Index are identical to its Renamed Index. See also footnotes 7 and 8 above. “DBLCI-OY Diversified TR” is the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Total Return™.

11.   “DBLCI-OY ER” is the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™, which was tracked by the Fund prior to October 19, 2009. “DBLCI-OY TR” is the Deutsche Bank Liquid Commodity Index–Optimum Yield Total Return™. Both of these indexes reflect the change in market value of the following underlying index commodities: CL (Light, Sweet Crude Oil), HO (Heating Oil), GC (Gold), AL (Aluminum), C (Corn) and W (Wheat) on an optimum yield basis.

12.   “GSCI – TR” is the S&P GSCI Commodity Index® calculated on a total return basis. The GSCI is designed to provide investors with a reliable and publicly available benchmark for investment in the commodity market. The GSCI is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. In turn, the GSCI provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets.

13.   “RICI – TR” is the Rogers International Commodity Index calculated on a total return basis. RICI represents the value of a basket of commodities employed in the global economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including crude oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of its launch in 1998 there were thirty-five different contracts represented in the Index. As of December 31, 2015, the Index represents thirty-seven different contracts. The value of each component is based on monthly closing prices of the corresponding futures and/or forward contracts, each of which is valued as part of a fixed-weight portfolio. The RICI-TR Index was developed to be an effective measure of the price action of raw materials on a worldwide basis. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents “diversification” and the global coverage of those contracts reflects the current state of international trade and commerce.

14.   “BCOM – TR” is the Bloomberg Commodity Index (until July 2, 2014, known as the Dow Jones — UBS Commodity IndexSM) and is calculated on a total return basis. The BCOM is designed to be a highly liquid and diversified benchmark for the commodity futures market. BCOM is composed of futures contracts on 22 physical commodities for the 2015 year. The BCOM is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). Bloomberg established an internal Index Oversight Committee and an external Index Advisory Committee in an attempt to produce a relevant benchmark that is responsive to user requirements.

15.   “Annualized Changes to Index Level” reflect the change to the level of the applicable index level on an annual basis as of December 31 of each applicable year.

16.   “Average rolling 3-month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3-month rolling basis.

17.   “Sharpe Ratio” compares the annualized rate of return minus the annualized risk free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in all the Sharpe Ratio calculations was assumed to be 1.74%.

18.   “% of months with positive change” during the period from inception to December 31, 2015.

19.   “Average monthly positive change” during the period from inception to December 31, 2015.

20.   “Average monthly negative change” during the period from inception to December 31, 2015.

21.   “Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7 years).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX., BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 (RENAMED OCTOBER 2010), CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND HAVE ONLY MANAGED AN EXCHANGE-TRADED FUND THAT RELATES TO A BROAD-BASED COMMODITY INDEX FOR A SHORT PERIOD. BECAUSE THERE ARE LIMITED ACTUAL PERFORMANCE RESULTS OF THE MANAGING OWNER THAT ARE COMPARABLE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN UP TO AND EXCLUDING THE CLOSING DATE CAN BE ATTRIBUTED TO THE MANAGING OWNER.

THE PREDECESSOR MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS THE PREDECESSOR MANAGING OWNER, THE PREDECESSOR MANAGING OWNER AND ITS TRADING PRINCIPALS MANAGED THE DAY-TO-DAY OPERATIONS FOR THE FUND FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS. IN RESPECT OF ANY PERIOD, FOR THE AVOIDANCE OF DOUBT, NONE OF THE PERFORMANCE RELATED INFORMATION THAT IS COVERED HEREIN ON AND AFTER THE CLOSING DATE CAN BE ATTRIBUTED TO THE PREDECESSOR MANAGING OWNER.

THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE PREDECESSOR MANAGING OWNER. THE MANAGING OWNER HAS SERVED AS MANAGING OWNER OF THE FUND SINCE THE CLOSING DATE, AND THE FUND’S PERFORMANCE INFORMATION SINCE THE CLOSING DATE IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER. PAST PERFORMANCE OF THE FUND IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

PowerShares DB Commodity Index Tracking Fund (the “Fund”) is not sponsored or endorsed by Deutsche Bank AG, Deutsche Bank Securities Inc. or any subsidiary or affiliate of Deutsche Bank AG or Deutsche Bank Securities Inc. (collectively, “Deutsche Bank”). The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (the “DB Index”) is the exclusive property of Deutsche Bank Securities Inc. “DBIQ” and “Optimum Yield” are service marks of Deutsche Bank AG and have been licensed for use for certain purposes by Deutsche Bank Securities Inc. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index makes any representation or warranty, express or implied, concerning the DB Index, the Fund or the advisability of investing in securities generally. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation to take the needs of Invesco PowerShares Capital Management LLC, the sponsor of the Fund, or its clients into consideration in determining, composing or calculating the DB Index. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index is responsible for or has participated in the determination of the timing of, prices at, quantities or valuation of the Fund. Neither Deutsche Bank nor any other party involved in, or related to, making or compiling the DB Index has any obligation or liability in connection with the administration or trading of the Fund.

NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, WARRANTS OR GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DB INDEX OR ANY DATA

INCLUDED THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY INVESCO POWERSHARES CAPITAL MANAGEMENT LLC FROM THE USE OF THE DB INDEX OR ANY DATA INCLUDED THEREIN. NEITHER DEUTSCHE BANK NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DB INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DEUTSCHE BANK OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX HAVE ANY LIABILITY FOR DIRECT, INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DEUTSCHE BANK AND INVESCO POWERSHARES CAPITAL MANAGEMENT LLC.

No purchaser, seller or holder of the shares of this Fund, or any other person or entity, should use or refer to any Deutsche Bank trade name, trademark or service mark to sponsor, endorse, market or promote this Fund without first contacting Deutsche Bank to determine whether Deutsche Bank’s permission is required. Under no circumstances may any person or entity claim any affiliation with Deutsche Bank without the written permission of Deutsche Bank.”